AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1998
                                                 REGISTRATION NO. 333-________
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                            THE DIAL CORPORATION
           (Exact name of registrant as specified in its charter)

         DELAWARE                                             51-0374887
     (State or other                                       (I.R.S. Employer
     jurisdiction of                                    Identification Number)
     incorporation or
      organization)

                         15501 NORTH DIAL BOULEVARD
                            SCOTTSDALE, ARIZONA
                                 85260-1619
                          (Address of registrant's
                        principal executive offices)

                 THE DIAL CORPORATION AMENDED AND RESTATED
                   MANAGEMENT DEFERRED COMPENSATION PLAN

                 THE DIAL CORPORATION AMENDED AND RESTATED
                    DIRECTORS DEFERRED COMPENSATION PLAN
                          (Full title of the plan)

                               JANE E. OWENS
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            THE DIAL CORPORATION
                         15501 NORTH DIAL BOULEVARD
                       SCOTTSDALE, ARIZONA 85260-1619
                               (602) 754-3425
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                           PROPOSED      PROPOSED
  TITLE OF SECURITIES       AMOUNT TO    MAXIMUM       MAXIMUM      AMOUNT OF
    TO BE REGISTERED           BE        OFFERING     AGGREGATE   REGISTRATION
                           REGISTERED   PRICE PER      OFFERING        FEE
                                 (1)      SHARE(2)     PRICE(2)
------------------------------------------------------------------------------

Common Stock, par value        850,000      $26.45    $22,482,500      $6,251
$.01 per share
==============================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also pertains to rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the "Rights"). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on November 17, 1998, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

                              EXPLANATORY NOTE

          This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Amended and Restated Management Deferred Compensation Plan and Amended and Restated Directors Deferred Compensation Plan.

          Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-56607) and all post-effective amendments thereto.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 8.  EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1   --                Restated Certificate of Incorporation of the Company
                        filed as Exhibit 3(a) to the Form 10.*

4.2   --                Bylaws of the Company filed as Exhibit 3(b) to the
                        Form 10-Q for the quarter ended July 4, 1998.*

4.3   --                Form of Rights Agreement between the Company and the
                        Rights Agent named therein filed as Exhibit 4 to the Form 10.*

4.4   --                The Dial Corporation Amended and Restated Management
                        Deferred Compensation Plan (As Amended and Restated
                        Effective January 1, 1999).

4.5   --                The Dial Corporation Amended and Restated Directors
                        Deferred Compensation Plan (As Amended and Restated
                        Effective January 1, 1999).

5     --                Opinion of counsel as to the legality of obligations
                        and securities offered under the Plans.

23.1  --                Consent of Deloitte & Touche LLP.

23.2  --                Consent of counsel (included on Exhibit 5 hereto).

24    --                Power of Attorney (included on signature page of this
                        Registration Statement).

---------------------------------------------

*     Incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 20, 1998.

                                         THE DIAL CORPORATION


                                         /s/Malcolm Jozoff
                                         --------------------------
                                         By:    Malcolm Jozoff
                                         Its:   Chairman of the Board,
                                                President and Chief Executive
                                                Officer


                             POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Malcolm Jozoff and Susan J. Riley and each of them as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 1998.

         SIGNATURE                                   TITLE
----------------------------            ---------------------------------

                                        Chairman of the Board, President
                                          and Chief Executive Officer
/s/Malcolm Jozoff                         (Principal Executive Officer)
--------------------------
Malcolm Jozoff


                                        Senior Vice President and Chief
/s/Susan J. Riley                         Financial Officer (Principal
--------------------------                Financial and Accounting Officer)
Susan J. Riley



/s/Joy A. Amundson                      Director
--------------------------
Joy A. Amundson


/s/Herbert M. Baum                      Director
--------------------------
Herbert M. Baum


/s/Joe T. Ford                          Director
--------------------------
Joe T. Ford

/s/Thomas L. Gossage                    Director
--------------------------
Thomas L. Gossage


/s/Donald E. Guinn                      Director
--------------------------
Donald E. Guinn


/s/Michael T. Riordan                   Director
--------------------------
Michael T. Riordan


/s/Barbara S. Thomas                    Director
--------------------------
Barbara S. Thomas


/s/Salvador M. Villar                   Director
--------------------------
Salvador M. Villar


/s/A. Thomas Young                      Director
--------------------------
A. Thomas Young


Constituting a majority of the Board of Directors.

                             INDEX TO EXHIBITS

Exhibit Number                            Description
--------------                            -----------

      4.1 Restated Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Form 10.*

      4.2 Bylaws of the Company filed as Exhibit 3(b) to the Form 10-Q for the quarter ended July 4, 1998.*

      4.3 Form of Rights Agreement between the Company and the Rights Agent named therein filed as Exhibit 4 to the Form 10.*

      4.4 The Dial Corporation Amended and Restated Management Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999).

      4.5 The Dial Corporation Amended and Restated Directors Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999).

      5 Opinion of counsel as to the legality of obligations and securities offered under the Plans.

      23.1              Consent of Deloitte & Touche LLP.

      23.2              Consent of counsel (included on Exhibit 5 hereto).

      24 Power of Attorney (included on signature page of this Registration Statement).

---------------------------------------------

*     Incorporated herein by reference.